SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN Proxy statement

                            SCHEDULE 14A INFORMATION
           Proxy statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
    Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                SUN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   [X] No fee required
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         [SUN BANCORP, INC. LETTERHEAD]







April 13, 2006

Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Sun Bancorp, Inc., I cordially invite you to attend the Annual Meeting of Shareholders to be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 18, 2006, at 9:30 a.m. The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, I will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of the Company's independent auditors, Deloitte & Touche LLP, will be present to respond to any questions shareholders may have.

         At the annual meeting, shareholders will vote upon (i) the election of directors of the Company, (ii) an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006. The Board of Directors unanimously recommends a vote "FOR" all of these matters.

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote is very important.

                                              Sincerely,

                                              /s/Bernard A. Brown

                                              Bernard A. Brown
                                              Chairman of the Board

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2006
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sun Bancorp, Inc. (the "Company"), will be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 18, 2006, at 9:30 a.m.

The Meeting is for the purpose of considering and acting upon the following matters:

1.       The election of sixteen directors of the Company;

2. An amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 25,000,000 shares to 50,000,000 shares;

3. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006; and

4. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on March 30, 2006 are the shareholders entitled to vote at the Meeting and any adjournments thereof.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, SHAREHOLDERS WHOSE SHARES ARE NOT REGISTERED IN THEIR OWN NAME WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/Sidney R. Brown

                                              Sidney R. Brown
                                              Secretary
Vineland, New Jersey
April 13, 2006

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 2006

--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sun Bancorp, Inc. (the "Company") to be used at the 2006 Annual Meeting of Shareholders of the Company which will be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 18, 2006 at 9:30 a.m. The accompanying notice of annual meeting of shareholders, form of proxy, annual report and this proxy statement are being first mailed to the Company's shareholders entitled to notice of, and to vote at the meeting, on or about April 13, 2006.

         At the meeting, shareholders will consider and vote upon (i) the election of sixteen directors, (ii) an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $1.00 per share (the "Common Stock") from 25,000,000 shares to 50,000,000 shares, (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006, and (iv) such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a shareholder attends the meeting and votes in person. Proxies solicited by the Board of Directors will be voted as specified thereon. If no direction is given, signed proxies will be voted "FOR" the nominees for directors set forth below, "FOR" the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where a nominee is unable to serve, or for good cause will not serve, and with respect to matters incident to the conduct of the meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Shareholders of record as of the close of business on March 30, 2006 (the "Record Date") are entitled to one vote for each share of Common Stock then held.

         As of the Record Date, the Company had 19,147,646 shares of Common Stock issued and outstanding.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors allows a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company's bylaws, directors are elected by a plurality of votes cast.

         Concerning all other matters that may properly come before the meeting, including the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and the ratification of the appointment of auditors, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item, or (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Unless otherwise required, such matters, including the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and the ratification of the appointment of auditors, shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners

         Persons and groups owning in excess of 5% of the outstanding shares of Common Stock are required to file reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than as set forth in the following table, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.

                                                                                   Percent of Shares
                                                     Amount and Nature of           of Common Stock
Name and Address of Beneficial Owner                 Beneficial Ownership             Outstanding
------------------------------------                 --------------------             -----------
Bernard A. Brown
71 West Park Avenue
Vineland, New Jersey 08360                               4,272,870(1)                    20.90%

Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830                             1,564,720(2)                     8.17%

Private Capital Management
8889 Pelican Bay Boulevard
Naples, Florida 34108                                    1,450,384(3)                     7.57%

All directors and certain executive officers of the
   Company and the Bank as a group (20 persons)          7,963,237(4)                    37.00%

------------------
(1) Includes shares of Common Stock held directly as well as by spouse, in trust and other indirect ownership, over which shares Mr. Brown effectively exercises sole voting and investment power. Includes 1,299,412 shares of Common Stock that can be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(2) Number of shares is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
(3) Number of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
(4) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes 2,375,389 options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

General Information

         The entire Board of Directors is to be elected at the meeting, each to serve until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Each nominee is currently a member of the Board of Directors, and all members of the current Board of Directors are nominees.

         It is intended that the proxies solicited by the Board will be voted for the election of each of the named nominees unless otherwise specified. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any of the nominees might be unavailable to serve.

         The following table sets forth information with respect to the directors and certain executive officers of the Company and the Bank, including their names, ages, the years they first became directors or executive officers of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date.

                                                                   Year First     Shares of Common      Percent
                                                                   Elected or    Stock Beneficially        of
Name                         Age(1)           Position            Appointed(2)        Owned(3)           Class
----                         ------           --------            ------------        --------           -----
                                    DIRECTORS

Thomas A. Bracken              58   President, CEO and                  2001          336,356(4)          1.73%
                                    Director

Bernard A. Brown(5)            81   Chairman of the Board               1985        4,272,870(6)         20.90%

Ike Brown(5)                   51   Director                            1998          340,937(7)          1.78%

Jeffrey S. Brown(5)            46   Director                            1999          349,881(7)          1.83%

Sidney R. Brown(5)             48   Vice Chairman, Treasurer            1990          786,936(8)          4.04%
                                    and Secretary

John A. Fallone                51   Director                            2006           89,514(9)          *

Peter Galetto, Jr.             52   Director                            1990          376,952(10)         1.97%

Douglas J. Heun                59   Director                            1997           39,956(7)          *

Charles P. Kaempffer           68   Director                            2004           64,312(11)         *

Anne E. Koons(5)               53   Director                            1990          387,726             2.02%

Eli Kramer                     51   Director                            2004           97,166(12)         *

Alfonse M. Mattia              64   Director                            2001          131,777(7)          *

George A. Pruitt               59   Director                            2001           10,023(7)          *

Anthony Russo, III             63   Director                            1985           27,308(7)          *

Edward H. Salmon               63   Director                            1997           14,101(7)          *

Howard M. Schoor               66   Director                            2004          255,940(13)         1.33%

               CERTAIN EXECUTIVE OFFICERS OF THE COMPANY AND BANK

Dan A. Chila                   57   Executive Vice President            2000          130,865(14)         *
                                    and CFO

A. Bruce Dansbury              52   Executive Vice President            2001           75,457(15)         *
                                    of the Bank

Bart A. Speziali               55   Executive Vice President            1992          168,380(16)         *
                                    of the Bank

Christopher P. Warren          48   Executive Vice President            2003            6,780(17)         *
                                    of the Bank

--------------
*    Less than 1%.
(1)  At December 31, 2005.
(2) For directors, refers to the year such individual became a director of the Company or the Bank. For officers, refers to the year such individual joined the Company or the Bank.
(3) Includes shares held directly by the individual as well as by such individual's spouse, shares held in trust and in other forms of indirect ownership over which shares the individual effectively exercises sole voting and investment power.
(4) Includes 258,297 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(5) Ike Brown, Sidney R. Brown, Anne E. Koons and Jeffrey S. Brown are the children of Bernard A. Brown.
(6) Includes 1,299,412 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(7) Includes 3,646 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(8) Includes 341,056 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.

(9) Includes 16,599 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(10) Includes 19,448 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(11) Includes 37,728 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(12) Includes 22,983 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(13) Includes 48,212 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(14) Includes 110,325 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(15) Includes 64,727 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(16) Includes 124,464 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.
(17) Includes 6,616 shares of Common Stock that may be acquired pursuant to options that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date.

Biographical Information

         Directors and Executive Officers of the Company and the Bank. The principal occupation of each director and certain executive officers of the Company and the Bank is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         Thomas A. Bracken joined the Company as President and Chief Executive Officer in February 2001 and is also a director of the Company. Mr. Bracken also serves as the President and Chief Executive Officer of the Bank and is also a director of the Bank. Prior to joining the Company, Mr. Bracken was the Executive Director of the Public Sector Group of First Union National Bank. He has over 30 years of banking experience in New Jersey and extensive involvement in civic and non-profit organizations. Mr. Bracken began his banking career in 1969 at New Jersey National Bank. In 1993, he became President and CEO of New Jersey National Bank. When New Jersey National Bank merged with CoreStates Bank, N.A., Mr. Bracken was named President of the New Jersey Market. In 1998, CoreStates merged with First Union National Bank and Mr. Bracken became Executive Vice President and head of Commercial and Government Banking for New Jersey, New York, and Connecticut until his appointment in May 2000 to head the Public Sector Group.

         Bernard A. Brown has been Chairman of the Board of Directors of the Company since its inception in January 1985, as well as Chairman of the Board of Directors of the Bank. Mr. Brown is also the Chairman of the Board of Directors of NFI Industries, Inc., a trucking conglomerate headquartered in Vineland, New Jersey. He also has several real estate companies with extensive holdings.

         Ike Brown has been a director of the Company since March 1998. He is also a director of the Bank. Mr. Brown is Vice Chairman and director of NFI Industries, Inc. and is one of the general partners of The Four B's, a partnership which has extensive real estate holdings in the Eastern United States and which primarily engages in investment in, and the consequent development of, commercial real estate, leasing and/or sale. Mr. Brown is currently an officer and director of several other corporations and partnerships in the transportation, equipment leasing, insurance, warehousing and real estate industries.

         Jeffrey S. Brown has been a director of the Company since April 1999. He is also a director of the Bank. Mr. Brown is Vice Chairman of NFI, a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing, and real estate development. He is also President & Chief Operating Officer of National Freight, one of the top transportation companies in the industry. Mr. Brown is one of the general partners of The Four B's, a partnership with extensive holdings primarily in the Eastern

United States. He is also an officer and director of several other  corporations
and  partnerships  in  the   transportation,   equipment   leasing,   insurance,
warehousing and real estate industries.

         Sidney R. Brown is Vice Chairman of the Board of Directors of the Company and had served as a director, treasurer and secretary since 1990. He is also a director of the Bank. Mr. Brown is the chief executive officer of NFI, Inc., its subsidiaries and affiliates. NFI has a national scope servicing its customers' transportation, leasing, distribution, warehousing and third party logistics needs. Mr. Brown is a general partner of various real estate companies having extensive holdings with emphasis on development and management of commercial and industrial real estate. Mr. Brown is also a director of J & J Snack Foods Corp.

         John A. Fallone has been a director of the Company since January 2006. He is also a director of the Bank. Mr. Fallone has been involved in various real estate ventures including residential developments, commercial centers and active adult communities. He has owned and managed recreational facilities such as indoor tennis, fitness and swim clubs, developed day care facilities/restaurants and various office complexes. Mr. Fallone was a founder and served as Chairman of the Board of Directors of Advantage Bank. Prior to that, he served on the Board of Directors of Unity Bank. He has served as a director and officer of the New Jersey Builders Association and has been active in the National Home Builders Association. Mr. Fallone has been honored for various community service, including hosting fund raising events for the Somerset County Special Olympics and was recently named "Volunteer of the Year" by the New Jersey Special Olympic Committee.

         Peter Galetto, Jr. has been a director of the Company since April 1990. He is also a director of the Bank. Mr. Galetto also served as the Secretary of the Company from April 1990 to March 1997. Mr. Galetto is the President of Stanker & Galetto, Inc., an industrial building contractor located in Vineland, New Jersey. He is the Secretary/Treasurer of Tri-Mark Building Contractors, Inc. Mr. Galetto is also a board member of South Jersey Healthcare, Cumberland Cape Atlantic YMCA, Hendricks House and St. John Bosco Finance Committee. Mr. Galetto has been honored by several organizations for his community service. He has been awarded Entrepreneur of the Year by the South Jersey Development Council, Gregor Mendal Award from St. Augustine Prep in 1999, Vineland Rotary Club Outstanding Vocational Accomplishments in 1994 and the Order Sons of Italy in America Distinguished Golden Lion Award, 2000. Mr. Galetto is also an officer and director of several other corporations and organizations.

         Douglas J. Heun has been a director of the Company since May 2002. He is also a director of the Bank. Mr. Heun is a Certified Public Accountant and a founding partner of Tracey Heun Brennan & Co., an accounting and consulting firm in Southern New Jersey. He is a Certified Financial Planner (CFP). He is licensed by the AICPA as an Accredited Business Valuator (ABV) and a Personal Financial Specialist (PFS). In addition to his membership in the AICPA, he is also a member of the New Jersey Society of CPAs. Mr. Heun is President of the Challenged Children's Charities Corporation, Vice President of the Helen L. Diller Vacation Home for Blind Children, Member of the Board of Trustees for the Richard Stockton College of New Jersey Foundation, and Committee Member of The Stainton Society.

         Charles P. Kaempffer has been a director of the Company since July 2004. He is also a director of the Bank. Previously, he had served as a director and Vice Chairman of Community Bank of New Jersey. Mr. Kaempffer graduated from Monmouth University. Mr. Kaempffer is the President of Juniper Plaza Associates and Windsor Industrial Park, Real Estate Management companies with holding in Central New Jersey. Additionally, he is an officer, director and Managing Partner of several other corporations and partnerships involved in the Real Estate Industry. Between 1969 and 2004, Mr. Kaempffer had been a Director of United Mobile Homes, Monmouth Capital Corp., and Monmouth Real Estate Investment Corp. He now serves as Director Emeritus of these Real Estate Investment Trusts. He was previously a Director and Chairman of Colonial State Bank, which was sold to Sovereign Bank. Mr. Kaempffer has served in various capacities during a long and distinguished tenure on the Board of Directors for the Western Monmouth YMCA and CentraState Medical Center. In addition to being a member and a Paul Harris Fellow of the Freehold Rotary Club, he is also the recipient of Distinguished Service Awards presented by the Jaycees and the YMCA, as well as awards in Accounting and for Real Estate Development.

         Anne E. Koons has been a director of the Company since April 1990. She is also a director of the Bank. Ms. Koons is a real estate agent with Prudential Fox & Roach. Ms. Koons is a member of the Cooper Hospital University Foundation Board. She is also an officer and director of several other companies.

         Eli Kramer has been a director of the Company since July 2004. He is also a director of the Bank. Mr. Kramer has been a principal in real estate development companies since 1976 and is a partner in Central Jersey Management Co., a real estate management company. He was a co-founder and Vice Chairman of the Board of Directors of Community Bancorp of New Jersey, prior to its acquisition by the Company. He also served as a Director and Chairman of the Board of Colonial State Bank. Mr. Kramer is a co-founder and principal in L. J. Kushner and Associates, L.L.C., an executive recruiting firm specializing in Information Security. Mr. Kramer serves as a Trustee on the Boards of the Jewish Educational Center, Elizabeth, NJ and the Holocaust Resource Center at Kean University.

         Alfonse M. Mattia has been a director of the Company since May 2001. He is also a director of the Bank. Mr. Mattia is a Certified Public Accountant and a founding partner of Amper Politziner & Mattia, a regional accounting and consulting firm with offices in New Jersey and New York. He served as Co-Chairman of the Rutgers University Family Business Forum and has served as a member of "The Group of 100," a national group formed by the American Institute of Certified Public Accountants to protect the public interest and position the accounting profession for the future. A member of the American Institute of Certified Public Accountants, he served three years on the Assurance Services Executive Committee at the AICPA and is the firm representative to the Major Firms Group where he chaired the annual meeting in 2000. Mr. Mattia is a member of the Harvard Business School Club and the Columbus Citizens Foundation, both in New York. He is also a member of the Board of Trustees at Rider University.

         George A. Pruitt has been a director of the Company since May 2002. He is also a director of the Bank. Dr. Pruitt has been President of Thomas Edison State College since 1982. He is a member, and Past Board Chairman, of the Mercer County Chamber of Commerce, Trenton, NJ; and is a member of the National Advisory Committee on Institutional Quality and Integrity, United States Department of Education. He sits on the Boards of Directors of Rider University, Lawrenceville, NJ; Structured Employment Economic Development Corporation, New York, NY; the Union Institute, Cincinnati, OH; the Economic Development Corp. for Trenton; and is the Chairman of the New Jersey Capital Region Convention and Visitors Bureau. He is a former director of the Trenton Savings Bank. He has served in an advisory capacity to three Secretaries of Education. He is the recipient of three honorary degrees in addition to numerous awards, honors, and commendations. In a study of presidential leadership funded by the Exxon Education Foundation, Dr. Pruitt was identified as one of the most effective college presidents in the United States.

         Anthony Russo, III has been a director of the Company since May 2002. Mr. Russo is also a director of the Bank and was one of its founding directors in 1985. He is a lifetime resident of Tabernacle, NJ, where he is President of Russo's Fruit & Vegetable Farm & Greenhouses, Inc., a 400 acre fruit and vegetable, greenhouse, wholesale and retail operation that has been in business for over 60 years. Mr. Russo is Vice President of the Tabernacle Co-Operative Growers Association, serves on the Board of Directors of the Trenton Farmers Market Growers Cooperative and is actively involved in New Jersey Farm Bureau and New Jersey Department of Agriculture activities.

         Edward H. Salmon has been a director of the Company since May 2002. He is also a director of the Bank. For 27 years, Dr. Salmon served as a teacher, coach and school administrator in the Millville Public

School System. In addition, he has 26 years of public service as the Mayor of Millville, Freeholder Director of Cumberland County, New Jersey State Legislator, and a member of the Governor's Cabinet serving as President of the New Jersey Board of Public Utilities. As a State Utilities Regulator, Dr. Salmon served as Vice President of the National Association of Regulatory Utility Commissioners, Trustee of the National Regulatory Research Institute, President of the Great Lakes Conference (16 States) and on the Board of Directors for the National Society of Rate of Return Analysts. Dr. Salmon formerly served as Vice Chairman of AUS, Inc. and President/CEO of AUS Consultants. Currently, Dr. Salmon is Chairman of Salmon Ventures Limited, a company providing national consulting to utilities, industry, business, education and government.

         Howard M. Schoor has been a director of the Company since July 2004. He is also a director of the Bank. Mr. Schoor was Founder and Chairman of Community Bank of New Jersey until July 2004 when the bank was acquired by the Company. Mr. Schoor was the Founder and Chairman Emeritus as well as the former Chief Executive Officer of Schoor DePalma Inc. (retired August 4, 2005), the region's leading engineering and consulting firm. Mr. Schoor formed SGS Communities, a residential home builder and land developer with projects in New Jersey and Florida, where he served as Chairman until December 1996 when its assets were acquired by D. R. Horton, Inc.-New Jersey. He currently serves as Vice Chairman. He also formed Woodstone Companies located in Bethel, NY, builders of high-quality, handcrafted custom country homes. Mr. Schoor is the owner of Showplace Farms, one of the country's top standardbred horse facilities. He also currently serves on the Board of Directors of Collier Services, the Regional Board of the American Heart Association and as a member of the Israel Bonds National Campaign Cabinet.

         Dan A. Chila joined the Company in April 2000 as the Executive Vice President and Chief Financial Officer. Mr. Chila also serves as Executive Vice President and Chief Financial Officer of the Bank. He has over 30 years of banking experience and is a Certified Public Accountant. Prior to joining the Company, Mr. Chila was Senior Vice President and Chief Financial Officer of Peoples Bancorp, Lawrenceville, New Jersey. Prior to that, Mr. Chila was a Senior Vice President in the Financial Division of CoreStates Financial Corporation where he held positions of CFO at several CoreStates banking subsidiaries and Business Divisions. Mr. Chila is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants, and the Pennsylvania Institute of Certified Public Accountants. He is a Trustee of Salesianum School, Wilmington, DE and is also a member of the President's Advisory Council of LaSalle University.

         A. Bruce Dansbury joined the Bank in April 2001 and serves as Chief Credit Policy Officer and Executive Vice President. Mr. Dansbury has over 29 years of banking experience in New Jersey and prior to joining the Bank held the title of Business Bank Executive for First Union National Bank. His professional affiliations and activities include: director and past president, Trenton Downtown Association; member of Shoprite LPGA Classic Board; Rider University Business Advisory Board; director Mercer County Chamber of Commerce and member of the Langhorne Athletic Association.

         Bart A. Speziali has been with the Bank since 1992 and serves as Executive Vice President and Senior Lending Officer and is the Market Executive for the Southern Region. Mr. Speziali has over 30 years of banking experience in the New Jersey marketplace. He serves on the Endowment Committee of the Cumberland Cape Atlantic YMCA and is a past president. Mr. Speziali also serves on the Neighborhood Empowerment Council on Housing for the City of Vineland and is a trustee for the Southern New Jersey Development Council and is a member of their Economic Development Committee. He also serves as treasurer and as a member of the Board of Directors of the United Way of Atlantic County and is a member of the Center City Vineland Redevelopment Plan Advisory Committee and trustee of the Quinton Sportsmens Club.

         Christopher P. Warren joined the Bank in June 2003 and serves as Executive Vice President and is the Market Executive for the Northwestern Region. Mr. Warren has over 20 years of business banking and customer relationship management and, prior to joining the Bank, held the title of Manager of the Business Banking Group for First Union. From 1990 to 1993, Mr. Warren was Managing Director of PNB Australia Ltd, a merchant banking subsidiary of CoreStates. Mr. Warren is actively involved in business and community organizations in southern New Jersey. He currently serves as Vice Chairman of the Board of Directors of the Chamber of Commerce of Southern New Jersey; a Trustee with Virtua/West Jersey Hospital Foundation; and a Trustee with the Greater Camden Partnership. He also serves on the Rutgers-Camden School of Business Executive Advisory Board.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the fiscal year ended December 31, 2005, the Company's Board of Directors held eight regular meetings and two special meetings and twenty regular committee meetings and five special committee meetings. No director, other than Jeffrey S. Brown, attended fewer than 75% of the meetings of the Company's Board of Directors and committees on which such director served during the year ended December 31, 2005. In addition the Bank's Board of Directors held eight regular meetings and two special meetings during the fiscal year ended December 31, 2005.

         The Compensation Committee consists of Directors Kaempffer, Mattia, Pruitt, Salmon and Schoor. The Compensation Committee met four times during the year ended December 31, 2005.

         The Audit Committee consists of Directors Fallone, Heun, Kramer, Mattia and Salmon, each of whom has been determined to be independent in accordance with the requirements of the Nasdaq Stock Market. The Audit Committee is responsible for recommending the appointment of the Company's independent auditors, subject to ratification by the Company's shareholders, and for meeting with such auditors with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors. The Board of Directors has determined that Directors Heun and Mattia are audit committee financial experts within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met ten times during the year ended December 31, 2005. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, which was attached as an appendix to the proxy statement for the 2004 annual meeting of shareholders.

Principal Accounting Firm Fees and Services

         Audit Fees. The following table summarizes the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to the Company for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

                                            2005              2004
                                            ----              ----
                                               ($ in thousands)
                  Audit Fee                 $759              $698
                  Audit-Related Fees          23                67
                  Tax Fees                    57                87
                  All Other Fees               1                 1
                                            ----              ----
                  Total                     $840              $853
                                            ====              ====

         Fees for audit services billed consisted of:

          o    Audit of the Company's  annual financial  statement;
          o    Review  of  the  Company's  quarterly  financial  statements;
          o    Sarbanes-Oxley Act, Section 404 advisory services;  and
          o Comfort letters, consents and other services related to SEC matters.

         Fees for audit-related services billed consisted of:

          o    Due diligence associated with  mergers/acquisitions;
          o    Financial accounting and reporting consultations; and
          o    Employee benefit plan audits.

         Fees for tax services billed consisted of tax compliance and tax planning and advice.

          o Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute amounts to be included in tax filings and consisted of federal, state and local income tax return assistance.
          o Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advise related to structuring certain proposed mergers, acquisitions and disposals.

         In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. The policy contains a de minimus provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

          o    The service is not an audit,  review or other attest  service;
          o The aggregate amount of all such services provided under this provision does not exceed the lesser of $25,000 or five percent of total fees paid to the independent auditor in a given fiscal year;
          o Such services were not identified at the time of the engagement to be non-audit services;
          o Such service is promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
          o The service and fees are specifically disclosed in the proxy statement as meeting the de minimus requirement.

         During 2005, fees totaling $9,800 (or 1%) were approved under the de minimus provision.

Report of the Audit Committee

         For the fiscal year ended December 31, 2005, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditors, Deloitte, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Deloitte disclosures regarding Deloitte's independence as required by Independence Standards Board Standard No. 1 and discussed with Deloitte its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

         Audit Committee:  John A. Fallone, Douglas J. Heun, Eli Kramer, Alfonse
M. Mattia and Edward H. Salmon

Director Nomination Process

         The Nominating and Corporate Governance Committee consists of Directors Fallone, Heun, Kaempffer, Pruitt and Salmon. This Committee met three times during the year ended December 31, 2005. As defined by Nasdaq, each member of the committee is an independent director. This Committee has adopted a written charter which was attached as an appendix to the proxy statement for the 2004 annual meeting of shareholders.

         The Company does not currently pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Sun National Bank. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee's nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

         To be considered in the Committee's selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year's annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Committee believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage and have excellent decision-making ability, business experience, personal integrity and reputation.

Stockholder Communications

         The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. Thirteen members of the Board of Directors attended the 2005 annual meeting of stockholders.

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Each member of the Board of Directors, except the Chairman, Vice Chairman and employee directors of the Company, received a fee of $1,000 for each board meeting and $1,000 for each committee meeting attended for the year ended December 31, 2005. Directors who are executive officers of the Company do not receive any fees for their services as directors. For the year ended December 31, 2005, total directors meeting fees for the Company and the Bank were $234,500, all of which was paid in shares of Common Stock. Additionally, during the year ended December 31, 2005 each director, except the Chairman, Vice Chairman and employee directors of the Company, received shares of Common Stock worth $6,000. Such shares were awarded from the 2004 Stock-Based Incentive Plan share reserve.

         For 2005, the Audit Committee chairman received an annual retainer of $23,000, other committee chairmen received an annual retainer of $20,500 and each other director, except the Chairman, Vice Chairman and employee directors of the Company, received an annual retainer of $18,000. In 2005, approximately 79% of these retainers was paid in shares of Common Stock and 21% in cash.

Executive Officer Compensation

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and certain other executive officers of the Company and the Bank for the years indicated.

                                                                               Long Term
                                                                             Compensation
                                                Annual Compensation              Awards
                                           ----------------------------      --------------
                                                                               Securities            All
                Name and                                                       Underlying           Other
           Principal Position              Year      Salary      Bonus        Options(#)(1)    Compensation(2)
           ------------------              ----      ------      ------       -------------    ---------------
Thomas A. Bracken                          2005    $576,346    $243,000              -             $ 45,086
President and Chief Executive Officer      2004     532,308     225,000              -               19,434
                                           2003     486,538     180,000              -               27,793

Bernard A. Brown                           2005     432,000     157,950              -                    -
Chairman                                   2004     425,846     146,250              -                    -
                                           2003     371,327     117,000              -                    -

Dan A. Chila                               2005     260,192     100,000              -                7,000
Executive Vice President and CFO           2004     237,115      80,000              -                8,000
                                           2003     221,500      60,000              -                6,000

Arthur B. Dansbury                         2005     247,654      85,000              -               18,001
Executive Vice President of the Bank       2004     228,327      65,000              -               13,838
                                           2003     210,962      55,000              -               11,200

Bart A. Speziali                           2005     248,515      72,500              -                9,000
Executive Vice President of the Bank       2004     233,404      66,000              -                8,000
                                           2003     219,135      55,000              -                6,000


-------------------
(1)  Prior awards adjusted for stock dividends.
(2) For 2005, for Mr. Bracken, consists of club membership payments of $14,315, insurance premium payments of $23,771 and contributions under the 401(k) plan of $7,000. For Messrs. Chila and Speziali, consists of contributions under the 401(k) plan. For Mr. Dansbury, consists of club membership payments of $9,001 and contributions under the 401(k) plan of $9,000.

         Stock Option Plans. The Company has adopted the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 2002 Stock Option Plan and the 2004 Stock-Based Incentive Plan (the "Option Plans"). Officers, directors and employees are eligible to receive, at no cost to them, options under the Option Plans. Options granted under the Option Plans may be either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal

Revenue Code and that do not normally result in tax deductions to the Company) or non-incentive stock options. The option price may not be less than 100% of the fair market value of the shares on the date of the grant. Option shares may be paid for in cash, shares of the common stock, or a combination of both. Options are exercisable for a period of ten years from the date of grant.

         The following table sets forth information concerning options held by the named executive officers as of December 31, 2005.


                  Aggregated Option Exercises in 2005 Fiscal Year and Fiscal Year End Option Values
                  ---------------------------------------------------------------------------------
                                                                                                 Value of
                             Shares                          Number of Options             In-the-money Options
                          Acquired on       Value          at Fiscal Year-End (#)         at Fiscal Year-End ($)
          Name            Exercise (#)   Realized ($)    Exercisable/Unexercisable      Exercisable/Unexercisable
          ----            ------------   ------------    -------------------------      -------------------------
Thomas A. Bracken              -              -                258,297/48,617              $2,764,597/$482,281

Bernard A. Brown            213,081       4,227,527          1,299,412/42,542             $12,782,276/$422,017

Dan A. Chila                   -              -                110,325/24,307              $1,150,454/$241,125

Arthur B. Dansbury             -              -                 64,727/14,584                $663,532/$144,673

Bart A. Speziali               -              -                124,464/24,308              $1,320,424/$241,135


         Change in Control Severance Agreements. The Company has entered into change in control severance agreements with each of the executive officers named above in the compensation table (the "other named executive officers"). The agreement with Bernard Brown, Chairman of the Board of Directors, is for a three-year term. If Mr. Brown is terminated without just cause within two years following a "change in control" of the Company, as defined in the agreement, he will be entitled to receive a payment equal to 2.999 times his average annual aggregate taxable compensation for the prior five years. If such payment were to be made under the agreements as of December 31, 2005, such payment to Mr. Brown would equal approximately $4.8 million. The agreement may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

         The Company and the Bank have also entered into change in control agreements with Thomas A. Bracken, the President and Chief Executive Officer of the Company and the Bank. The agreements with Mr. Bracken provide for a payment equal to 2.999 times his average annual aggregate taxable compensation for the prior five years if he is terminated without just cause within eighteen months following a change in control. If such payment were to be made under the agreements as of December 31, 2005, such payment would equal approximately $1.9 million. Mr. Bracken's agreements have a term of twenty-four months and may be renewed annually by the Board of Directors.

         The Company and the Bank have also entered into change in control agreements with the three other named executive officers. The change in control severance agreements with the other named executive officers are for twenty-four month terms. If the officer is terminated without just cause within eighteen months following a change in control, the officer would be entitled to a payment equal to 2.999 times his average annual taxable compensation for the prior five years. If payments were to be made under the agreements with these three individuals as of December 31, 2005, the aggregate amount of such payments would equal approximately $2.3 million. No payments are due under the agreements if the officer is terminated for cause following a change in control of the Company or the Bank.

         The agreements between the named executive officers (except Mr. Bernard Brown) all provide that the severance payments to be made upon a change in control will not be limited by amounts that are tax deductible to the Company or the Bank. As such, such payments may result in the executive officer receiving payments that are subject to a 20% excise tax, and the Company and the Bank might incur non-deductible payments related to such compensation. If an executive officer were to be subject to an excise tax on such change in control severance payments, such executive officer would also receive a tax gross-up payment whereby the executive receiving such payments will have any adverse tax consequences ameliorated by additional payments from the Company and the Bank as may be necessary in order to protect the intended economic benefits under the severance agreements. Such tax gross-up payments, if any, by the Company or the Bank to the executive officer would be non-deductible payments for federal tax purposes.

Compensation Committee Report on Executive Compensation

         Under the supervision of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's employees, including its Chief Executive Officer ("CEO"), Chairman and other senior management, with the interests of its shareholders. With regard to compensation actions affecting the CEO or executive officers, all of the non-employee members of the Board of Directors acted as the approving body.

         The executive compensation program of the Company is designed to:

          o    Support  a   pay-for-performance   policy   that   differentiates
               compensation based on corporate and individual performance;

          o Motivate employees to assume increased responsibility and reward them for their achievement;

          o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

          o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

         At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, and miscellaneous benefits typically offered to executives in comparable corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. Toward that end, the Committee engages an outside executive compensation firm to provide an independent analysis of the Company's executive compensation policies and practices. This consultant reports directly to the Committee.

         As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on Company performance incentives rather than on salary. Reliance on Company performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, the Company believes executive officers are encouraged to continue focusing on building profitability and shareholder value. The mix of annual and long-term compensation was set subjectively. In determining the mix, the Committee balanced rewards for past corporate performance with incentives for future corporate performance improvement.

         Base Salary. Annual base salaries for all executive officers are generally set at competitive levels. Effective March 1, 2005, the Board of Directors, acting on the recommendation of the Committee, increased the base salary paid to executive officers. The increase reflected consideration of an analysis by the independent consultant of executive pay of a peer group of publicly traded banks with similar asset size along with the Committee's and the Board's assessment of the executive officer's performance.

         Long-Term Incentive Compensation. The Company relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The long-term incentive compensation includes stock option awards. The Committee believes that issuing stock options and other stock-based incentives to executives benefits the Company's shareholders by encouraging and enabling executives to own stock of the Company, thus aligning executive pay with shareholder interests.

         2005 Compensation for the CEO. Mr. Bracken has served as President and Chief Executive Officer since February 2001. His salary for 2005 of $576,346 plus bonus of $243,000 reflected the Compensation Committee's assessment of (i) compensation levels for the industry and (ii) Mr. Bracken's performance.

     Compensation Committee: Charles P. Kaempffer, Alfonse M. Mattia, George A. Pruitt, Edward H. Salmon and Howard M. Schoor

Stock Performance Graph

         Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total shareholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total shareholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Security Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of December 31, 2000. The cumulative total returns for the Nasdaq Stock Market index and the Nasdaq Bank index are computed assuming the reinvestment of dividends.

                               [GRAPHIC OMITTED]

======================================================================================================
                             12/31/00     12/31/01     12/31/02     12/31/03    12/31/04     12/31/05
------------------------------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index         $100          $79          $55          $82         $89          $91
------------------------------------------------------------------------------------------------------
CRSP Nasdaq Bank Index          100          108          111          143         163          159
------------------------------------------------------------------------------------------------------
Sun Bancorp, Inc.               100          151          206          433         415          354
======================================================================================================

----------------------
(1) The cumulative total return for Sun Bancorp, Inc. reflects 5% stock dividends paid in June 2001, May 2002, April 2003, April 2004 and April 2005 and has been calculated based on the historical closing prices of $7.125 on December 31, 2000, $10.26 on December 29, 2001, $13.30 on
     December 31, 2002, $26.66 on December 31, 2003, $24.33 on December 31, 2004
     and $19.75 on December 31, 2005.

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

         The information set forth above under the subheadings "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" (i) shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

--------------------------------------------------------------------------------
                       PROPOSAL II - AMENDMENT TO INCREASE
                        AUTHORIZED SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

         The Board has approved and recommends to the Company's shareholders for their adoption at the Meeting an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 25,000,000 shares to 50,000,000 shares. As of the Record Date, there were 19,147,646 shares of Common Stock issued and outstanding. If the amendment is not adopted by the Company's shareholders, the Company believes it will soon be significantly hindered in its ability to issue additional shares of the Common Stock and unduly restricted in the conduct of its financial affairs.

         The proposed amendment would give the Company greater flexibility in its financial affairs by making additional shares of Common Stock available for issuance in such transactions as the Board considers appropriate, including public or private offerings, stock splits or dividends or in connection with mergers and acquisitions or otherwise. The Company's shareholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of Nasdaq and the judgment of the Company Board regarding the submission of such transaction to a vote of the Company shareholders. Because shareholders do not have preemptive rights under the Company's Amended and Restated Certificate, the interests of existing shareholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any such issuance.

         It is possible that additional shares of the Company Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Common Stock. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for shareholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the Board in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Board does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of the Company, the Board reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

         If the amendment is adopted, the first sentence of Article V of the Certificate would be amended to read as follows:

         "The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 51,000,000 of which 50,000,000 are to be shares of common stock, $1.00 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $1.00 par value per share."

         Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast at the Meeting. As soon as practicable after such affirmative vote has been taken, the amendment will be filed with the Secretary of State of the State of New Jersey and will thereupon become effective.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

--------------------------------------------------------------------------------
                   PROPOSAL III - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2006 and is submitting such appointment to the Company's shareholders for ratification. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2006 fiscal year.

--------------------------------------------------------------------------------
                          ADDITIONAL INFORMATION ABOUT
                        DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Certain Relationships and Related Transactions

         Bernard A. Brown, the Chairman of the Board of Directors of the Company and the Bank, is an owner of Vineland Construction Company and 226 Landis Avenue Associates, LLC (the "Related Companies"). The Company and the Bank lease office space from Vineland Construction Company and 226 Landis Avenue Associates, LLC. The Company believes that the transactions with the Related Companies are on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate. The Company paid $1.7 million to the Related Companies during the fiscal year ended December 31, 2005.

         Anne E. Koons, a director of the Company, is the sole owner of ABK Realty, to which the Bank paid approximately $165,000 in annual rental and rental expenses under a lease obligation to ABK Realty during the fiscal year ended December 31, 2005.

         Anthony Russo, III, a director of the Company, is a general partners of MedSun Bank Properties, to which the Bank paid approximately $96,000 during the year ended December 31, 2005 in annual rent under a lease obligation. The Bank also made purchases from Russo's Landscaping and Russo's Fruit & Vegetable totaling approximately $18,000 and $10,000, respectively, during the year ended December 31, 2005.

         The Company believes that the transactions described above are on terms substantially the same, or at least as favorable to the Company and the Bank, as those that would be provided by a non-affiliate.

         The Bank has a policy of offering various types of loans to officers, directors and employees of the Bank and of the Company. These loans have been made in the ordinary course of business and on substantially the same terms and conditions (including interest rates and collateral requirements) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions by the Bank with its other unaffiliated customers and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All of these loans were current at December 31, 2005.

Compensation Committee Interlocks and Insider Participation

         Company directors who served as members of the Compensation Committee of the Company's Board of Directors during the year ended December 31, 2005 were Charles P. Kaempffer, Audrey S. Oswell, George A. Pruitt, Edward H. Salmon, Howard M. Schoor and John D. Wallace. Ms. Oswell and Mr. Wallace are no longer directors. Ms. Oswell resigned from the Board of Directors effective December 31, 2005 in order to join the Federal Reserve Bank of Philadelphia's board of directors. Mr. Wallace retired from the Board of Directors effective May 19, 2005. Jeffrey S. Brown and Sidney R. Brown attend Compensation Committee meetings but are not Committee members.

         None of the individuals who served on the Committee during 2005 was an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves. In addition, during 2005 no executive officer of the Company was a member of a comparable compensation committee of a company of which any of the directors of the Company is an executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the Nasdaq National Market, and to provide copies of those reports to the Company.

         Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 2005.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                      SHAREHOLDER PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive offices at 226 Landis Avenue, Vineland, New Jersey 08360, no later than December 14, 2006. Any such proposal shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Exchange Act.

         Under the Company's bylaws, shareholder proposals that are not included in the Company's proxy materials for next year's annual meeting of shareholders, will only be considered at the annual meeting if the shareholder submits notice of the proposal to the Company at the above address by March 19, 2006. In addition, shareholder proposals must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at next year's meeting.

         The Company's bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. A copy of such provisions is available upon request to: Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360,
Attention: Corporate Secretary.

--------------------------------------------------------------------------------
                                    FORM 10-K
--------------------------------------------------------------------------------

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, WILL BE FURNISHED WITHOUT CHARGE (WITHOUT EXHIBITS) TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, SUN BANCORP, INC., 226 LANDIS AVENUE, VINELAND, NEW JERSEY 08360.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/Sidney R. Brown

                                              Sidney R. Brown
                                              Secretary
Vineland, New Jersey
April 13, 2006

--------------------------------------------------------------------------------
                                SUN BANCORP, INC.
                                226 LANDIS AVENUE
                           VINELAND, NEW JERSEY 08360
--------------------------------------------------------------------------------
                         Annual Meeting of Shareholders
                                  May 18, 2006
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders (the "Meeting"), to be held at the Sun Bancorp, Inc., Corporate Center, 226 Landis Avenue, Vineland, New Jersey, on May 18, 2006, at 9:30 a.m. and at any and all adjournments thereof, in the following manner:

                                                          FOR  WITHHELD
1. The election as directors of the
         following nominees (except as marked             |_|    |_|
         to the contrary below):

         Thomas A. Bracken       Charles P. Kaempffer
         Bernard A. Brown        Anne E. Koons
         Ike Brown               Eli Kramer
         Jeffrey S. Brown        Alfonse M. Mattia
         Sidney R. Brown         George A. Pruitt
         John A. Fallone         Anthony Russo, III
         Peter Galetto, Jr.      Edward H. Salmon
         Douglas J. Heun         Howard M. Schoor

         (Instruction:  To   withhold  authority  to  vote  for  any  individual
         nominee, write that nominee's name on the line provided below)

         _____________________________________________________

                                                          FOR  AGAINST  ABSTAIN
                                                          ---  -------  -------
2.       An amendment to the Company's Amended
         and Restated Certificate of Incorporation to
         increase the number of authorized shares of
         common stock from 25,000,000 to 50,000,000.      |_|    |_|      |_|

                                                          FOR  AGAINST  ABSTAIN
                                                          ---  -------  -------

3.       The ratification of the appointment of
         Deloitte & Touche LLP as the Company's
         independent auditors for the fiscal year
         ending December 31, 2006.                        |_|    |_|      |_|

         The Board of Directors recommends a vote "FOR" the above listed nominees and proposals.

Note: Executing this proxy permits such attorneys and proxies to vote, in their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of annual meeting of shareholders, a proxy statement dated April 13, 2006, and the 2005 Annual Report.



Dated:                              , 2006
       -----------------------------



----------------------------------           -----------------------------------
PRINT NAME OF SHAREHOLDER                    PRINT NAME OF SHAREHOLDER


----------------------------------           -----------------------------------
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.




--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
--------------------------------------------------------------------------------